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                               November 20, 1995




The Board of Directors
Spelling Entertainment Group Inc.
5700 Wilshire Boulevard
Los Angeles, California 90036

     Re:  Form S-3 Registration Statement
          Our File Reference:  33700.00002
          --------------------------------

Gentlemen:

     We have acted as counsel to Spelling Entertainment Group Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 825,400 shares of Common Stock, $0.001 par value per share (the "Common Stock"), which may be sold from time to time by the selling stockholders named in the Registration Statement (the "Selling Stockholders"). The Common Stock which is the subject of the Registration Statement may be acquired by the Selling Stockholders pursuant to their exercise of certain warrants which were issued by the Company in connection with its acquisition of Republic Entertainment Inc. (formerly Republic Pictures Corporation) (the "Warrants").

     We have reviewed (i) the Certificate of Incorporation of the Company, as amended (ii) the By-Laws of the Company, as amended (iii) the Written Consent in Lieu of a Special Meeting of the Board of Directors of Spelling Entertainment Group Inc., dated April 25, 1994, the resolutions of which authorize the Warrants, the shares of Common Stock underlying the Warrants and the Registration Statement, (iv) an Officer's Certificate executed by Sally Suchil, Secretary of the Company, dated November 20, 1995, (v) a Good Standing Certificate of the Company dated November 20, 1995, (vi) the Registration Statement (including exhibits thereto) and (vii) the form of the Second Amended and Restated Warrant, dated September 7, 1994, from the Company to each of the Selling Stockholders.
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The Board of Directors
Spelling Entertainment Group Inc.
November 20, 1995
Page 2


We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. For the purpose of rendering this opinion, we have further assumed the truth, accuracy and completeness of all the representations and other factual statements contained in such documents. We have not undertaken any independent investigation to determine the truth, accuracy or completeness of any of such factual information, although nothing has come to our attention that leads us to believe that any such information is incorrect.

     Based upon and subject to the foregoing, we are of the opinion, and so advise you, as follows:

     The 825,400 shares of the Common Stock which are the subject of the Registration Statement have been duly and validly authorized and when issued and paid for pursuant to the terms and conditions of the Warrants, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

     We are members of the Bar of the State of California. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. This opinion extends only to questions of the law of the State of California, the corporate law of the State of Delaware and the federal law of the United States of America. The information set forth in this letter is as of the date of this letter and we disclaim any undertaking to advise you of changes which may thereafter be brought or come to our attention. This opinion is rendered solely for your benefit and
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The Board of Directors
Spelling Entertainment Group Inc.
November 20, 1995
Page 3

may not be relied upon by any other person or entity or for any purpose without our prior written consent in each instance.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference therein to the firm under the caption "Legal Matters."


                                            Very truly yours,



                                            /s/ Graham & James
                                            ------------------
                                            GRAHAM & JAMES